Exhibit 10







							November 29, 1995

Lehman Brothers Funds, Inc.
3 World Financial Center
New York, NY 10285

RE:	Post-Effective Amendment No. 11 to the Registration Statement for
	File Nos: 33-62312/811-7706

Gentlemen:

	In connection with the registration of 149,032,557 shares of common stock, $.001 par value per share (the "Shares"), of Lehman Brothers Funds, Inc. (the "Company"), a Maryland corporation, pursuant to Post-Effective Amendment No. 11 to the Company's Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and in reliance upon Rule 24e-2 under the Investment Company Act of 1940, as amended (the "1940 Act"), you have requested that the undersigned provide the required legal opinion.

	The undersigned is Vice President & Associate General Counsel of First Data Investor Services Group, Inc., the Company's administrator, and in such capacity, from time to time and for certain purposes, acts as counsel to the Company. I have examined copies of the Company's Articles of Incorporation, as amended, its By-Laws, resolutions adopted by its Board of Directors, and such other records and documents as I have deemed necessary for purposes of this opinion.

	On the basis of the foregoing, I am of the opinion that the Shares when sold in accordance with the terms of the Company's current Prospectuses and Statements of Additional Information will, at the time of sale, be validly issued, fully paid and non-assessable by the Company. This opinion is for the limited purposes expressed above and should not be deemed to be an expression of opinion as to compliance with the 1933 Act, the 1940 Act or applicable
State "blue sky" laws in connection with the sales of the Shares.

	I consent to the filing of this opinion with and as part of the aforementioned Post-Effective Amendment to the Company's Registration Statement.

							Very truly yours,

							/s/ Patricia L. Bickimer
							Patricia L. Bickimer
							Vice President &
							Associate General Counsel


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